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                                                               EXHIBIT 5





                          SHANLEY & FISHER, P.C.
                           131 Madison Avenue
                    Morristown, New Jersey  07962-1979



                            October 8, 1997




Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey  07890

Re:  Selective Insurance Group, Inc.
     Stock Option Plan II

Ladies and Gentlemen:

     We have acted as special counsel to Selective Insurance Group, Inc., a New Jersey corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the offer and sale of up to 1,000,000 shares of the Company's common stock, par value $2.00 per share (the "Shares"), pursuant to the Company's Stock Option Plan II (the "Plan").

    For purposes of this opinion, we have examined originals or copies, certified or otherwise, identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and all such other documents, records, certificates, including certificates of public officials, and other instruments as we have deemed necessary or appropriate.

    Based upon the foregoing, we are of the opinion that:

    1. The Company has been duly incorporated and is validly existing under the laws of the State of New Jersey.


    2. The Shares have been duly authorized and, when sold in the manner and for the consideration contemplated by the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.



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Selective Insurance Group, Inc.
October 8, 1997
Page 2



   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under Section 7 of the Act.

                                                     Very truly yours,
                                                     SHANLEY & FISHER, P.C.